Exhibit 99.2

Proxy

First Security Bancorp, Inc.

This proxy is solicited on behalf of the Board of Directors of First Security Bancorp, Inc. (the “Company”) for use at the Special Meeting of Stockholders of the Company to be held at 10:00 a.m., Central Time, on Tuesday, March 4, 2025, virtually only at zoom.us/j/85240835953 (passcode: 396187) and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a stockholder of the Company, hereby appoints Daniel R. Wirtz, Arthur M. Wirtz III and Hillary Wirtz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions, and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Company’s Board of Directors unanimously recommends stockholders vote “FOR” Items 1 and 2.

	FOR	AGAINST	ABSTAIN
1.
Merger Proposal. To approve the Agreement and Plan of Merger, dated as of September 30, 2024, by and between First Security Bancorp, Inc. and Byline Bancorp, Inc., as it may be amended from time to time (which proposal is referred to as the “Merger Proposal”).
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2. Adjournment Proposal. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Merger Proposal	□	□	□

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted “FOR” the approval of the Merger Proposal set forth under Item 1 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said proxy holders deem advisable.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S). If signed by attorney, trustee, executor, personal representative or guardian, indicate title. Joint owners must all sign.

In Witness Whereof, I(we) have signed this PROXY this _______ day of _________________, 2025.

Number of Shares Owned: ________________

_____________________________ ___________________________

Signature 1 Signature 2

Stockholder Name and Address:

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